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                                                                    Exhibit 9(e)

                   AMENDMENT OF THE ADMINISTRATION AGREEMENT

                                 DATED 5/31/85


     This Amendment of the Administration Agreement ("Amendment") and of the Amendment of the Amendment of the Administration Agreement ("Amendment"), made this 29th day of May, 1987, by and between STRATTON MONTHLY DIVIDEND SHARES, INC. ("Fund"), and FUND/PLAN SERVICES, INC. ("Fund/Plan"), a wholly owned subsidiary of FinDaTex, Inc., a Pennsylvania Corporation.

                                  WITNESSETH:

     NOW THEREFORE, in consideration of the premises and conditions contained herein, the parties hereto, with intent to be legally bound hereby agree as follows:

     Fund/Plan is authorized to make payment for redemption of shares upon receipt of a signature guarantee from a Savings and Loan Institution. The Fund hereby agrees to indemnify and hold Fund/Plan, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands and losses whatsoever arising out of or in connection with a payment by Fund/ Plan for redemption of Shares with a signature guarantee received from a Savings and Loan Institution. Upon the request of Fund/Plan, the Fund shall assume the entire defense of any action, suit or claims subject to the foregoing indemnity, except as shall arise due to the gross negligence or willful misconduct of Fund/Plan. Fund/Plan shall notify the Fund of any such action, suit or claim within thirty (30) days after receipt by Fund/Plan of notice thereof.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective Presidents or Vice Presidents and their corporate seals hereunto duly affixed and attested by their respective Secretaries or Assistant Secretaries, as of the day and year first above written.



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ATTEST:
                                        FUND/PLAN SERVICES, INC.
(Corporate Seal)


/s/ J.K. Curtin                         /s/ G.F. Heffernan Jr., President
-----------------------------------     -----------------------------------
Corporate Secretary


ATTEST:
                                        STRATTON MONTHLY DIVIDEND
(Corporate Seal)                                SHARES, INC.


/s/ Sharon A. Dylinski                  /s/ Nancy E. Kuhn, V.P.
-----------------------------------     -----------------------------------
Corporate Secretary







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